UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 21, 2019

DexCom, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 21, 2019, DexCom, Inc. (“DexCom”) issued a press release announcing its financial results for the quarter ended December 31, 2018 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.
The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On February 20, 2019, DexCom’s Board of Directors committed DexCom to a restructuring plan that will result in the transition of certain of DexCom’s operations to the Philippines (the “Restructuring”). The Restructuring is designed to reduce operating expenses to improve cost competitiveness, enable strategic flexibility and increase the scalability of certain business functions.
DexCom expects the Restructuring to impact approximately 350 full time employees, or approximately 13% of DexCom’s total full time workforce as of December 31, 2018. The Restructuring also will impact DexCom’s employment or hiring of full-time temporary employees. Most of the affected employees currently work in DexCom’s facilities in San Diego, California and Mesa, Arizona. DexCom currently estimates that it will incur pre-tax charges and costs of approximately $25 million, primarily related to severance, other one-time termination benefits, and related restructuring facilitation costs. Of these charges, DexCom expects a majority to be cash-based primarily related to severance and termination related benefits. These costs are primarily expected to be incurred throughout 2019 and DexCom expects to record the majority of the charges in the first half of 2019. DexCom expects the majority of the Restructuring activities to be completed by the end of 2019.
Forward-Looking Statements Disclaimer
The foregoing disclosures constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: DexCom’s ability to implement the Restructuring as currently planned; possible changes in the size and timing of the Restructuring; the components and amount of the expected costs and charges associated with the Restructuring; the timing of the payment of the expected costs and charges; the timing of recording the expected charges and costs; and risks associated with DexCom’s ability to achieve the benefits of the Restructuring. You should refer to the section entitled “Risk Factors” set forth in DexCom’s annual and quarterly reports and other filings DexCom makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by DexCom’s forward-looking statements. The forward-looking statements speak only as of the date of this Current Report. DexCom undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.01	Press release dated February 21, 2019 announcing the financial results for the quarter and year ended December 31, 2018 and certain other information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy Patrick M. Murphy Senior Vice President, General Counsel and Chief Compliance Officer
Date: February 21, 2019